Exhibit 1.1

3,750,000 Shares

MTC TECHNOLOGIES, INC.

Common Stock

UNDERWRITING AGREEMENT

[                         ,] 2004

LEGG MASON WOOD WALKER, INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

As representatives of the several Underwriters

    named in Schedule I hereto

    c/o Legg Mason Wood Walker, Incorporated

    100 Light Street

    Baltimore, Maryland 21202

Ladies and Gentlemen:

MTC Technologies, Inc., a Delaware corporation (“MTC Delaware” or the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), and Rajesh K. Soin (the “Selling Stockholder”) proposes to sell to the several Underwriters, an aggregate of Three Million Seven Hundred Fifty Thousand (3,750,000) shares (the “Firm Shares”) of the common stock, par value $0.001 per share, of the Company (“Common Stock”), of which Two Million Two Hundred Fifty Thousand (2,250,000) shares are to be issued and sold by the Company (the “Company Firm Shares”) and One Million Five Hundred Thousand (1,500,000) shares are to be sold by the Selling Stockholder (the “Selling Stockholder Firm Shares”). The Company also proposes to sell up to an additional Three Hundred Thirty Seven Thousand Five Hundred (337,500) shares of Common Stock (the “Company Option Shares”) and the Selling Stockholder also proposes to sell up to an additional Two Hundred Twenty Five Thousand (225,000) shares of Common Stock (the “Selling Stockholder Option Shares” and, together with the Company Option Shares, the “Option Shares”) to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Selling Stockholder has executed and delivered a Custody Agreement and Power of Attorney in the form attached hereto as Exhibit A (collectively, the “Custody Agreement and Power of Attorney”) pursuant to which the Selling Stockholder has placed the Selling Stockholder Firm Shares and Selling Stockholder Option Shares in custody and appointed the person(s) designated therein with authority to execute and deliver this Agreement on behalf of the Selling Stockholder and to take certain other actions with respect thereto and hereto.

The Company and the Selling Stockholder confirm as follows their respective agreements with the Representatives and the several other Underwriters:

1. Representations and Warranties of Company and Selling Stockholder.

(a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) A Registration Statement (as defined below) on Form S-3 (File No. 333-112056), with respect to the Shares (A) has been prepared by the Company and complies in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Rules and Regulations (as defined below) of the Securities and Exchange Commission (the “Commission”) thereunder, (B) has been filed by the Company with the Commission under the Securities Act and (C) has become effective under the Securities Act. If any post-effective amendment to such Registration Statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has become effective under the Securities Act. Copies of such Registration Statement as amended to date (including all forms of the Preliminary Prospectus (as defined below) heretofore delivered to you) have been delivered by the Company to you. The Commission has not issued any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or Prospectus (as defined below), and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, any state or other jurisdiction or other regulatory body, and any request on the part of the Commission for additional information to be included in the Registration Statement or in any Preliminary Prospectus or the Prospectus has been complied with. As used in this Agreement, “Effective Time” means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, became effective under the Securities Act; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such Registration Statement, or amendments thereto, before the Effective Time and any Prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, including all exhibits and financial schedules thereto and all documents incorporated by reference therein, as amended at the Effective Time, including all information deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations or paragraph (d) of Rule 434 (“Rule 434”) of the Rules and Regulations; “Rules and Regulations” means the rules and regulations adopted by the

Commission under either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable; and “Prospectus” means the form of prospectus relating to the Shares as first filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(b) (“Rule 424(b)”) of the Rules and Regulations; provided, that, if the Company has, with the consent of the Representatives, elected to rely on Rule 434 of the Rules and Regulations, “Prospectus” shall mean the Company’s prospectus subject to completion dated January 29, 2004, together with the applicable term sheet (the “Term Sheet”) prepared and filed by the Company with the Commission under Rule 434 and Rule 424(b) and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. Reference made herein to any Preliminary Prospectus or to the Prospectus, as amended or supplemented, shall include all documents incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described” or “set forth” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be;

(ii) The Registration Statement complies with, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will comply with, in all material respects, the requirements of the Securities Act and the Rules and Regulations. On the Effective Date and on the Closing Date (as defined herein) (and, if any Option Shares are purchased, on each Option Closing Date (as defined herein)), the Registration Statement did not, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, any post-effective amendment to the Registration Statement filed after the Effective Time, the Prospectus or the Prospectus as amended or supplemented in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter specifically and expressly for use in the preparation thereof, it being understood that the only such information provided by any Underwriter is that described as such in Section 9(b). Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will, at the time of such delivery, be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T. The documents which are incorporated by reference in the Registration Statement or any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) With respect to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Form 10-Q”) filed by the Company under the Exchange Act that is incorporated by reference into the Registration Statement, the Company’s Chief Executive Officer and the Company’s Chief Financial Officer have (1) designed the Company’s disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to them by others within the Company and its consolidated subsidiaries, particularly during the period for which the Form 10-Q was prepared, (2) evaluated the effectiveness of such disclosure controls and procedures and presented in the Form 10-Q their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by the Form 10-Q based on such evaluation and (3) disclosed in the Form 10-Q any change in the Company’s internal control over financial reporting reporting that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. With respect to the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “Form 10-K”), filed by the Company under the Exchange Act that is incorporated by reference into the Registration Statement, the Company’s Chief Executive Officer and the Company’s Chief Financial Officer have (A) designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which the Form 10-K was prepared, (B) evaluated the effectiveness of the Company’s disclosure controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K (the “Evaluation Date”) and (C) presented in the Form 10-K their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date;

(iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all requisite power and authority (corporate and other) to own, lease, manage and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns, leases or manages properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, assets, rights, operations, prospects, management, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business (a “Material Adverse Effect”);

(v) The only subsidiaries (as defined in Rule 405 under the Securities Act) of the Company are the subsidiaries listed on Schedule II to this Agreement (individually, a

“Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns, leases or manages properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or other equity interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in any Subsidiary;

(vi) All of the Company’s issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and non-assessable, and the Company’s outstanding classes of capital stock, including, without limitation, the Common Stock, and the capitalization (authorized and outstanding) of the Company conform in all material respects to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein under “Capitalization” and “Description of Capital Stock.” None of the issued and outstanding shares of the Company’s capital stock including, without limitation, the Common Stock, have been issued in violation of any preemptive or other rights to subscribe for or purchase shares of capital stock of the Company. Other than as described in the Registration Statement, options granted under the Company’s 2002 Equity and Performance Plan (the “Equity Plan”) after the date of the information provided in the Registration Statement and shares of Common Stock to be issued pursuant to the Modern Technologies Corporation Master Savings Plan (the “401(k) Plan”), there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same, and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company’s certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party. All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. The form of certificates for the Shares complies with the corporate laws of the State of Delaware;

(vii) The Shares (A) to be issued and sold by the Company have been duly and validly authorized for issuance by the Company and the Company has the corporate power and authority to issue, sell and deliver the Company Firm Shares and the Company Option Shares to the Underwriters and (B) to be sold by the Selling Stockholder to the Underwriters have been duly authorized and are validly issued, fully paid and non-assessable; and when the Company Firm Shares and Company Option Shares, as the case may be, are delivered against payment therefor as provided by this Agreement, the Company Firm Shares and Company Option Shares, as the case may be, will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights. All corporate action required to be taken by the stockholders or the Board of Directors of the Company for the authorization, issuance and sale of the Company Firm Shares and the Company Option Shares has been duly and validly taken. The Shares conform in all material respects to the description of the Common Stock set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock”;

(viii) The Company is legally permitted, pursuant to the terms of the Securities Act, to offer and sell the Shares pursuant to the Registration Statement. The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act. The issued and outstanding shares of Common Stock are included for quotation on the Nasdaq National Market (the “NASDAQ”). Neither the Company nor, to the knowledge of the Company, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act or the delisting of the Common Stock from the NASDAQ. The Company has not received any notification from the Commission or the Nasdaq Stock Market, Inc. that either that agency or entity is contemplating terminating such registration or delisting the Common Stock, as the case may be;

(ix) The Company has filed with the Nasdaq Stock Market, Inc. an executed Notification Form: Listing of Additional Shares, together with the documentation required by Section A of Part V of such form;

(x) The conditions for use of Form S-3 with respect to the offering of the Shares, set forth in the General Instructions thereto, have been satisfied as of the date of the filing of the Registration Statement and each post-effective amendment to such Registration Statement;

(xi) The Company has all corporate power, authority, authorizations, approvals, orders, licenses, certificates and permits necessary to enter into this Agreement and to carry out the provisions and conditions hereof, including, but not limited to, the issuance and delivery of the Shares to the Underwriters as provided herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;

(xii) The offer, issue, sale or delivery of the Shares, the execution, delivery or performance of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated and in the Registration Statement and Prospectus (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the

Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except where such a conflict, breach, violation or default would not have a Material Adverse Effect, (B) will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries or an acceleration of indebtedness pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except where such a lien, charge, encumbrance or acceleration would not have a Material Adverse Effect, and (C) will not result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries or, except as would not have a Material Adverse Effect, in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (X) such consents, approvals, authorizations, registrations or qualifications as may be required by the Securities Act, the Exchange Act, the Rules and Regulations, applicable state securities or Blue Sky laws, the Nasdaq Stock Market, Inc. and the (“NASD”) and (Y) such other approvals as have been obtained;

(xiii) Deloitte & Touche LLP, as of December 31, 2002 and during the period covered by the financial statements on which they reported, were, and Ernst & Young LLP are, independent public accountants as required by the Securities Act and the Rules and Regulations, and neither Deloitte & Touche LLP nor Ernst & Young LLP have performed any activities for or on behalf of the Company or any of the Subsidiaries that are prohibited under the Exchange Act or the Rules and Regulations or for which Audit Committee pre-approval is required under the Exchange Act or the Rules and Regulations but has not been obtained;

(xiv) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial statements of the Company and the Subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The backlog data included in the Registration Statement and the Prospectus are complete and accurate in all material respects and present fairly, in all material respects, the information shown therein; the assumptions used in the preparation of the backlog data included in the Registration Statement and Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements, schedules or data of the Company and its Subsidiaries are required by the Securities Act or the Rules and Regulations to be included or incorporated by reference in the Registration Statement or Prospectus;

(xv) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there has not been any change in the capital stock (or other equity interests) or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any Material Adverse Effect, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, (4) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of the Subsidiaries on any class of their capital stock (or other equity interests), in each case, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, (5) there have been no issuances or grants by the Company or any Subsidiary of any securities or interests or rights to acquire its capital stock (or other equity interests) other than in connection with the exercise of any outstanding options or warrants which are reflected in the Registration Statement and the Prospectus and other than the options to acquire up to [            ] (            ) shares of the Company’s Common Stock granted, or to be granted, pursuant to the Equity Plan, and (6) there have been no transactions between the Company or any Subsidiary with an affiliate of the Company (as the term “affiliate” is defined in Rule 405 promulgated by the Commission pursuant to the Securities Act), which would otherwise be required to be disclosed in the Registration Statement and the Prospectus;

(xvi) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, including without limitation, the Federal Acquisition Regulations (the “FAR”) and supplements and the Truth in Negotiations Act, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;

(xvii) The Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary. The leases identified on Schedule III (the “Leases”) are the only leases to which the Company or any Subsidiary is a party that are material to the conduct of the business of the Company and its Subsidiaries as described in the Registration Statement and the Prospectus. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of, or default under, any such Lease. Each of the Leases to which the Company or any Subsidiary is a party is substantially of the same character and has terms no more materially burdensome or disadvantageous to the Company or such Subsidiary than those contained in the leases made available to the Representatives in connection with their legal due diligence review of the Company and its Subsidiaries;

(xviii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property, officers or personnel of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xix) The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (including without limitation security clearances issued to the Company, each Subsidiary and any relevant employees thereof) (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(xx) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively, “Intellectual Property”) material to carrying on their businesses as described in the Prospectus, and neither the Company nor any Subsidiary has received any correspondence relating to any

Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and the Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect;

(xxi) There is no material unfair labor practice complaint pending against the Company or, to the Company’s knowledge, threatened against it before the National Labor Relations Board or any state or local labor relations board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or, to its knowledge, threatened against it. No material labor dispute with the employees of the Company or the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect. The Company has not received written notice that (i) any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company;

(xxii) The Company and each Subsidiary (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary relating to Occupational Laws;

(xxiii) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes; all such insurance is outstanding and duly in force on the date hereof; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xxiv) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) costs are recorded and allocated in compliance with the FAR and the state and local equivalents of the FAR, if any, including, but not limited to, applicable cost accounting standards specified thereunder;

(xxv) All United States federal income tax returns of the Company (including all predecessors of the Company) and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company (including all predecessors of the Company) and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xxvi) There are no statutes, regulations, contracts, agreements or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required. The contracts so described or otherwise described in the Prospectus or filed as exhibits to the Registration Statement are in full force and effect on the date hereof (assuming due execution and delivery of this Agreement by the Underwriters), and neither the Company or any Subsidiary nor, to the Company’s knowledge, any other party is in material breach of or default under any of such contracts. The Company has not received any written notice of such default or breach. The descriptions of such contracts in the Prospectus and the Registration Statement are true summaries thereof and fairly present, in all material respects, the information purported to be summarized. All such agreements to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or a Subsidiary, constitute valid and binding agreements of the Company or a Subsidiary (assuming due execution and delivery of this Agreement by the Underwriters), and are enforceable against the Company or a Subsidiary in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, or by general equitable principles;

(xxvii) Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of the Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of the Subsidiaries is in violation of any Environmental Law; (B) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law; and (C) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of the Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law;

(xxviii) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of

ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(xxix) There are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the Securities Act or the execution by the Company of this Agreement, have the right (other than a right which has been waived or satisfied) to request or demand that the Company register under the Securities Act securities held by them except as described in the Registration Statement;

(xxx) Neither the Company nor any of the Subsidiaries is, and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus, the Company will not be required to register as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxi) The Company has not distributed any offering materials in connection with the offering and sale of the Shares, other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other offering materials permitted by the Securities Act and approved by the Representatives; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(xxxii) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries, or any other person associated with or acting on behalf of the Company or any of the Subsidiaries, including, without limitation, any director, officer, agent, or employee of the Company or any of the Subsidiaries has, directly or indirectly, while acting on behalf of such Company or Subsidiary (A) violated any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, including the Sarbanes-Oxley Act of 2002 and the Foreign Corrupt Practices Act of 1977, as amended; (B) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (C) made any unlawful contribution to any candidate for foreign or domestic office, or to any foreign or domestic government officials or employees or other persons charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or to foreign or domestic political parties or campaigns from corporate funds, or failed to disclose fully any contribution in violation of law; or (D) made any payment of funds of the Company or any of the Subsidiaries or retained any funds which constitute a material violation of any law, rule or regulation or which was or is required to be disclosed in the Prospectus pursuant to the requirements of the Securities Act or the applicable Rules and Regulations;

(xxxiii) Except for the shares of capital stock or other equity interests of each of the Subsidiaries, neither the Company nor any of the Subsidiaries owns any share of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association, limited liability company, joint venture or other entity other than as reflected in the consolidated financial statements included in the Registration Statement and the Prospectus;

(xxxiv) As of the date of the Prospectus, neither the Company nor any of the Subsidiaries currently has any probable acquisitions for which disclosure of pro forma financial information would be required by the Securities Act or the Rules and Regulations;

(xxxv) To the Company’s knowledge, no officer, director or beneficial owner of five percent (5%) or more of the Common Stock of the Company has any affiliation or association with the NASD or any member thereof;

(xxxvi) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary (or any partner, affiliate or associate of any of the foregoing persons or entities) on the other hand, which is required to be described in the Prospectus which is not so described;

(xxxvii) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder’s, consulting or origination fee with respect to the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any Subsidiary, or any of their respective officers, directors, stockholders, partners, employees or affiliates on behalf of the Company or any Subsidiary that may affect the Underwriter’s compensation, as determined by the NASD, other than as described in the Prospectus; and

(xxxviii) The Company has obtained written agreements and delivered such agreements to the Representatives as of the date hereof (“Lock-Up Agreements”) to the effect and in substantially the form attached hereto as Exhibit B from the people named on Schedule IV.

Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Custody Agreement and Power of Attorney and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) This Agreement and the Custody Agreement and Power of Attorney have each been duly authorized, executed and delivered by such Selling Stockholder; and the Custody Agreement and Power of Attorney constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, assuming, in the case of the Custody Agreement, the due execution and delivery by each other party thereto and except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, or by general equitable principles;

(iii) The sale of the Shares to be sold by such Selling Stockholder hereunder, the execution of this Agreement and the Custody Agreement and Power of Attorney by such Selling Stockholder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the Custody Agreement and Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares to be sold by such Selling Stockholder hereunder or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney, except such consents, approvals, authorizations, registrations or qualifications as (A) may be required by the Securities Act, the Exchange Act, the Rules and Regulations, applicable state securities or Blue Sky laws, the Nasdaq Stock Market, Inc. and the National Association of Securities Dealers, Inc. (“NASD”) or (B) have been obtained;

(iv) Such Selling Stockholder has, and immediately prior to the Closing Date and each Option Closing Date will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder on such date free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) There are no legal or governmental proceedings pending to which such Selling Stockholder is a party or of which any property of such Selling Stockholder is the subject which, if determined adversely to such Selling Stockholder, individually or in the aggregate, would prevent or impair the consummation of the transactions contemplated by this Agreement;

(vii) The Registration Statement complies with, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will comply with, in all material respects, the requirements of the Securities Act and the Rules and Regulations. On the Effective Date and on the Closing Date (and, if any Option Shares are purchased, on each Option Closing Date), the Registration Statement did not, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Selling Stockholder makes no representation or warranty as to information contained in or omitted from the Registration Statement, any post-effective amendment to the Registration Statement filed after the Effective Time, the Prospectus or the Prospectus as amended or supplemented in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter specifically and expressly for use in the preparation thereof, it being understood that the only such information provided by any Underwriter is that described as such in Section 9(b); and

Any certificate signed by, or on behalf of, such Selling Stockholder delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

2. Purchase of the Shares by the Underwriters.

(a) Subject to the terms and conditions herein set forth, (i) each of the Company and the Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Company and the Selling Stockholder, at a purchase price per share of [            ] ($            ) (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company or the Selling Stockholder as set forth opposite the name of the Company or the Selling Stockholder in Schedule V hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholder hereunder and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, each of the Company and the Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Company and the Selling Stockholder, at the Purchase Price, the number of Option Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying (x) the number of Option Shares as to which such election shall have been exercised, (y) the ratio of the aggregate number of Company Option Shares or Selling Stockholder Option Shares, as applicable, to the aggregate number of Option Shares and (z) the fraction set forth in clause (i) above.

(b) The Company and the Selling Stockholder, severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to Five Hundred Sixty Two Thousand Five Hundred (562,500) Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of thirty (30) calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice. The maximum number of Option Shares that may be purchased from the Company and the Selling Stockholder is set forth in the second column opposite their respective names in Schedule V hereto.

(c) Certificates in negotiable form for the Shares to be sold by the Selling Stockholder hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreement and Power of Attorney made with the Company, as custodian (“Custodian”). The Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholder under such Custody Agreement and Power of Attorney are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable and that the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of the Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If the Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

3. Offering of the Shares by the Underwriters. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Delivery and Payment for the Shares.

(a) The Company will deliver the Firm Shares to the Representatives for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, in the case of Firm Shares sold by the Company, and to or on behalf of the Selling Stockholder, under instructions from the Company as Custodian, in the case of Firm Shares sold by the Selling Stockholder, at the office of Legg Mason Wood Walker, Incorporated (“Legg Mason”), 100 Light Street, Baltimore, Maryland 21202, at [            :            ] [P.M.][A.M.], Washington, D.C. time, on                          , 2004, or at such other place and time not later than seven (7) full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date

(if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Legg Mason, or such other place as the Representatives and the Company shall determine, at least twenty-four (24) hours prior to the Closing Date.

(b) Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representatives as provided above. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representatives for the accounts of the Underwriters, against payment of the Purchase Price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company, in the case of Option Shares sold by the Company and to or on behalf of the Selling Stockholder, under instructions from the Company as Custodian, in the case of Option Shares sold by the Selling Stockholder, at the above office of Legg Mason, or such other place as the Representatives and the Company shall determine, at [            :            ] [P.M.][A.M.], Washington, D.C. time on the applicable Option Closing Date. The certificates for the Option Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Legg Mason, or such other place as the Representatives and the Company shall determine, at least twenty-four (24) hours prior to such Option Closing Date.

5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company will comply with the requirements of Rule 430A or Rule 434 of the Rules and Regulations under the Securities Act, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company (i) will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule

462(b) under the Securities Act), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act or otherwise, (ii) will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and (iii) will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) The Company has furnished or will deliver to the Representatives, without charge, five (5) signed copies of the Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also, upon the Representatives’ request, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(f) Within ten (10) days after the issuance of the Firm Common Shares pursuant to this Agreement, the Company shall file with the Nasdaq Stock Market, Inc. an executed Notification Form: Change in the Number of Shares Outstanding and otherwise take such action as to cause the Shares to be listed for quotation on the NASDAQ, beginning on the Effective Date.

(g) As soon as practicable after the Effective Date, but not later than the applicable required date of filing of the applicable report under the Exchange Act following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders and deliver to the Representatives an earning statement, conforming with the requirements of Section 11(a) of the Securities Act, covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

(h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the heading “Use of Proceeds.”

(i) During a period of ninety (90) days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended, (3) the issuance of shares of Common Stock upon the exercise of any such options, (4) the issuance of shares of Common Stock pursuant to the 401(k) Plan, (5) the issuance of shares of Common Stock to the former shareholders of International Consultants, Inc., or (6) the issuance of shares of Common Stock as consideration for an acquisition of another person by the Company, directly or indirectly, by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of the other person or more than a majority of the voting power of the other person or more than a majority of the equity ownership of the other person.

(j) During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, the Company will use its best efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided, however, the Company will not be required to qualify as a foreign corporation in any jurisdiction in which it is not currently so qualified or to consent to general service of process in any jurisdiction. During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, the Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue any such qualifications in effect for so long as the Representatives may reasonably request for distribution of the Shares. The Company will notify the Representatives promptly of, and confirm in writing, the suspension of qualification of the Shares or threat thereof in any jurisdiction.

(k) The Company will use commercially reasonable efforts to do and perform all things required to be done and performed under this Agreement by it prior to, at or after the Closing Date, and to satisfy all conditions precedent to the delivery of the Shares.

(l) During a period of five (5) years from the Effective Date, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission pursuant to the Exchange Act or the Rules and Regulations thereunder or pursuant to the rules and regulations of any national securities exchange, automated quotation system or over-the-counter market upon which any class of securities of the Company is listed or traded pursuant to requirements of or agreements with such exchange, system or market; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

(m) The Company will not take, directly or indirectly, any action designed to or which constitutes or which might reasonably be expected to (i) cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Shares; or (ii) otherwise violate the Commission’s Regulation M.

(n) Prior to the Closing Date (and, if any Option Shares are purchased, prior to each Option Closing Date), the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the financial results of the Company or the offering of the Shares which the Representatives and their counsel shall not previously have been provided a copy a reasonable time prior to the release thereof or provided reasonable notice thereof and the Representatives and their counsel shall not have reasonably objected thereto.

(o) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by [            :            ] [A.M.][P.M.], Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of Shares in such a manner as would require the Company to register as an “investment company” under the Investment Company Act.

6. Covenants of the Selling Stockholder. The Selling Stockholder covenants and agrees with each of the Underwriters as follows:

(a) [Intentionally omitted.]

(b) Such Selling Stockholder will deliver to the Representatives, prior to or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibilities Act of 1982 with respect to the transactions contemplated by this Agreement.

(c) The Selling Stockholder will advise the Underwriters promptly of the happening of any event known to the Selling Stockholder during any period in which a prospectus relating to the Shares is required to be delivered under the Securities Act which, in the judgment of the Selling Stockholder, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

7. Payment of Expenses. The Company and the Selling Stockholder covenant and agree with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, (a) the Company will pay or cause to be paid all expenses incident to the performance by the Company and the Selling Stockholder of their respective obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors and the reasonable fees, disbursements and expenses of the Selling Stockholder’s counsel; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(j), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (not to exceed $10,000); (v) all fees and expenses in connection with listing the Shares on the NASDAQ; (vi) the filing fees incident to any required review by the NASD of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; and (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares.

8. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by [            :            ] [A.M.][P.M.], Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) The respective representations and warranties of the Company and the Selling Stockholder contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, except representations and warranties that expressly speak as of an earlier date, which are true and correct only on and as of the date indicated, and each of the Company and the Selling Stockholder shall have complied, in all material respects, with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading or (ii) any intended or potential downgrading in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock (or other equity interests) or long-term debt of the Company or any Subsidiary or (2) there shall not have been any Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

(e) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of two (2) executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, to the effect (1) set forth in Sections 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 8(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and (ii) a certificate of the Selling Stockholder, satisfactory to the Representatives, to the effect set forth in Section 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Stockholder).

(f) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby and by the Registration Statement and Prospectus shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(g) On the Closing Date or Option Closing Date, as the case may be, each of Jones Day, as counsel for the Company, and counsel for the Selling Stockholder shall have furnished to the Representatives their favorable written opinion on behalf of the Company, in the case of Jones Day, and the Selling Stockholder, in case of counsel for the Selling Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters and to such further effect as counsel for the Underwriters may reasonably request.

(h) On the Effective Date and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, each of Ernst & Young LLP and Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, (i) confirming that they are (or, in the case of Deloitte & Touche LLP, were as of December 31, 2003 and during the period covered by the financial statements on which they reported) independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i) On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from each of Ernst & Young LLP and Deloitte & Touche LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, (i)

confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) reaffirming the statements made in the letter or letters furnished pursuant to Section 8(h), except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Date or such Option Closing Date, as the case may be.

(j) On the Closing Date or Option Closing Date, as the case may be, Shaw Pittman LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(k) The Company shall have submitted a notification form for the listing of the Shares to the NASDAQ and shall have provided all additional materials and information, if any, requested by the NASDAQ in connection with such notification form.

(l) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(m) The Representatives shall have received the Lock-Up Agreements referenced in Section 1(a)(xxxviii), and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(n) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company and the Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 12, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 12.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Shaw Pittman LLP, counsel for the Underwriters.

9. Indemnification and Contribution.

(a) The Company and the Selling Stockholder, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment or post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure or alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment or post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, (i) in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below or (ii) if the untrue statement, alleged untrue statement, omission or alleged omission is corrected so as to comply with all applicable securities laws in an amendment or supplement to the applicable document and the Underwriter seeking indemnification, having previously been furnished with copies of the applicable document as so amended or supplemented, thereafter fails to deliver the amended or supplemented document as required by the Securities Act; provided, further, that the Selling Stockholder shall only be liable to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of the Selling Stockholder under the caption “Principal and Selling Stockholders” and that the aggregate amount of the Selling Stockholder’s liability under this Section 9(a) shall not exceed [            ] Dollars ($[            ]).

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment or post-effective amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the [fifth] paragraph on the cover page concerning the terms of the offering by the Underwriters, the concession and reallowance figures appearing in the [third] paragraph, and the information set forth in the [eighth], [ninth] and [tenth] paragraphs, under the caption “Underwriting.”

(c) The Selling Stockholder hereby agrees to indemnify and hold harmless the Company against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which it may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment or post-effective amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished by or on behalf of the Selling Stockholder to the Company under the caption “Principal and Selling Stockholders.”

(d) The Company hereby agrees to indemnify and hold harmless the Selling Stockholder against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which it may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment or post-effective amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished by or on behalf of the Selling Stockholder to the Company under the caption “Principal and Selling Stockholders.”

(e) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9 unless such party has been materially prejudiced). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by the Representatives. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, no indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) (i) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(f), (A) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) the aggregate amount of liability of the Selling Stockholder under this Section 9(f) shall not exceed [            ] dollars ($[            ]).

(iii) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) The obligations of the parties to this Agreements contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Default by the Underwriters. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholder for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds ten percent (10%) of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholder for the purchase of such Shares by other persons are not made within thirty-six (36) hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11. Termination. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange, in any automated quotation system or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis (including, but not limited to, any terrorist activities) or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares, (e) in the judgment of the Representatives there shall have occurred any Material Adverse Effect, or (f) there shall have been sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Stockholder and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Stockholder, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8, 10 or 11 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company and the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 7, the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 and Section 6 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholder shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

13. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholder and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Legg Mason Wood Walker, Incorporated, 100 Light Street, Baltimore, Maryland 21202 (fax no.: 410-454-4044); Attention: Paul Ayd, Vice President and Director of Capital Markets Compliance. Notices to the Company shall be given to it at MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432 (fax no.: 937-252-8240); Attention: David S. Gutridge, Chief Executive Officer. Notices to the Selling Stockholder shall be given to the Custodian at c/o MTC Technologies, Inc., 4032 Linden Avenue, Dayton, Ohio 45432 (fax no.: 937-252-8240); Attention: David S. Gutridge, Chief Executive Officer.

15. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

17. Jurisdiction and Venue. The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the City of Baltimore, Maryland in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholder and the Underwriters.

Very truly yours, MTC TECHNOLOGIES, INC.

By:

Name: Title:

SELLING STOCKHOLDER

Rajesh K. Soin

Accepted as of the date hereof:

LEGG MASON WOOD WALKER, INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

By: Legg Mason Wood Walker, Incorporated

By:

Name:

Title:

For themselves and as Representatives of the

other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriters	Number of Firm Shares to be Purchased
Legg Mason Wood Walker, Incorporated	[	]
Raymond James & Associates, Inc.	[	]
Jefferies/Quarterdeck, LLC and Jefferies & Company, Inc.	[	]
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.	[	]

Total:	[	]

SCHEDULE II

Subsidiaries of the Company

AMCOMP Corporation, a California corporation

International Consultants, Inc., an Ohio corporation

MTC Technologies, Inc., an Ohio corporation

Vitronics Inc., a New Jersey corporation

SCHEDULE III

Leases of the Company and the Subsidiaries

LOCATION	LESSOR

1970 East Grand Avenue El Segundo, California	Arden Realty Finance VI, LLC

225 South Lake Avenue, Suite 1000 Pasadena, California	User Technology Associate

23332 Hawthorne Boulevard, Suite 300 Torrance, California	Paras, LLC

3595 East Fountain Boulevard Colorado Springs, Colorado	3595 LLC Fountain Boulevard Corporate Center

91 Ready Avenue Fort Walton Beach, Florida	Eugene Brooks

500 Lanier Avenue, Suites 102, 202B Atlanta, Georgia	Pacesetter Realty

200 Park Drive, Suites 200-205, 208, 210, 216, 500 Warner Robins, Georgia	The Park Associates, L.L.C.

7 Eagle Center O’Fallon, Illinois	7 Eagle Center Land Trust

330 Lynnway Lynn, Massachusetts	330 Scangas Nominee Trust

225 South Troy, Suites 120/140 Royal Oak, Michigan	McNabnay Property Management

30800 Van Dyke Ave., Suite 207 Warren, Michigan	Centurion Group

1321 Galvin Road South Bellevue, Nebraska	Sarco, Inc.

3 Corbett Way Eatontown, New Jersey	Ferraro International, Inc.

494 Sycamore Avenue Shrewsbury, New Jersey	The Wall Company, Inc.

10921 Reed Hartman Hwy., Suite 114 Cincinnati, Ohio	Reed Hartman

4032 Linden Avenue Dayton, Ohio	4032 Linden Avenue LLC

4134 Linden Avenue, Suites 300-301, 305 Dayton, Ohio	BC Real Properties

4200 Colonel Glenn Highway, Suite 600 Dayton, Ohio	Glenn Tech Center

2630 Glendale Milford Road, Suite 422 Evendale, Ohio	General Electric Company

LOCATION	LESSOR
7530 Lucerne Drive Middleburg Heights, Ohio	The Islander Company

4600 S.E. United Bank Tower, Suite 704 Oklahoma City, Oklahoma	Del City Office, L.L.C.

2465 N. Main Street, Suite 12C Sunset, Utah	Pinnacle Realty Management

2101 Executive Tower Drive, Suites 8-C & 8-D Hampton, Virginia	Executive Tower Associates, L.P.

7411 Alban Station Ct., Suites A104, B250 and B270 Springfield, Virginia	PS Business Parks, Inc.

337 Fifth Avenue Quantico, Virginia	5th Avenue Properties LLC

SCHEDULE IV

List of Persons Signing Lock-Up Agreements

Name	Position(s)	Lock-Up Period
Rajesh K. Soin	Chairman of the Board	180 days
Director

David S. Gutridge	Chief Executive Officer	90 days
Secretary
Director

John E. Longhouser	President	90 days

Michael I. Gearhardt	Chief Financial Officer	90 days
Senior Vice President
Treasurer

Donald H. Weisert	Senior Vice President	90 days
Assistant Chief Operating Officer

Hugh K. Bolton	Senior Vice President	90 days

James C. Clark	Senior Vice President	90 days

Don R. Graber	Director	90 days

Lawrence A. Skantze	Director	90 days

Kenneth A. Minihan	Director	90 days

William E. MacDonald, III	Director	90 days

Lester L. Lyles	Director	90 days

SCHEDULE V

Selling Stockholder	Number of Firm Shares to be Sold	Number of Option Shares to be Sold
Rajesh K. Soin	1,500,000	225,000
Company	2,250,000	337,500
Total	3,750,000	562,500

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